Exhibit 1



Securities  and  Exchange  Commission
Washington,  DC  20549

October  31,  2000

Dear  Sirs:

We previously acted as independent auditors for CyPost Corporation (the "Company") for the year ended December 31, 1999 and we have been advised by the Company that we will be succeeded as auditors by Hollander, Lumer & Co. LLP.

We  have  received and reviewed the Form 8-K dated October 24, 2000 reporting in
Item 4 the change in the Company's certifying accountant and agree with the statements made therein by the Company.


Yours truly,


/s/ ARTHUR ANDERSEN LLP


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